CREDIT AGREEMENT

     This Loan Agreement dated effective November 25, 1997, is between BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED (the "Borrower") and FIRST SECURITY BANK OF NEW MEXICO, N.A. ("Bank"), a national banking association.

The Proposed Loans

     1. Borrower is presently indebted to the Bank on several promissory notes referenced in Exhibit 1.07 below.

     2. Borrower has requested,  in addition to those existing  notes,  that the
Bank:

          a.) Grant a new $8,000,000 "Facility Line" to fund Borrower's acquisition of existing or construction of new travel centers and to finance the purchase of new vehicles, fuel dispensing and other related equipment, and computer systems, for the travel centers and certain other furniture, fixtures, and equipment related to the travel centers:

          b.) Grant a new $2,000,000 "Leasing Line" to fund leases of vehicles, fuel dispensing and related equipment, computer systems, and certain other furniture, fixtures and equipment, and:

          c.) Increase the existing $150,000 Working Capital Line to $500,000.

     3. The Bank is willing to grant the additional credit to the Borrower on the terms and conditions set forth in this Agreement.

AGREEMENT

     In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the Borrower and the Bank agree:

SECTION 1 - DEFINITIONS.

     As used in this Agreement, the following terms shall have the respective meanings indicated:

     1.01 Agreement means this Credit Agreement.

     1.02 Bank means First Security Bank of New Mexico, N.A. and its successors and assigns.


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     1.03  Borrower   means  BOWLIN   Outdoor   Advertising  &  Travel   Centers
Incorporated, a Nevada corporation whose office and principle place of business is 150 Louisiana Blvd, NE, Albuquerque, NM 87108, and all successors and assigns.

     1.04 Borrower's Resolutions and Approvals means, the resolutions duly adopted by the Borrower authorizing and consenting to the Loan and to the execution and delivery of the Loan Documents. The Borrower's Resolutions must be evidenced by resolutions and authorizations in form acceptable to the Bank.

     1.05 Business Day means a day when the Bank is open for business.

     1.06 Closing Date means the effective date of November 25, 1997.


     1.07 Existing Notes means the existing promissory notes payable to the Bank listed on Exhibit 1.07. The Borrower is the maker on these notes or has assumed all of makers obligations under the terms of the Assumption Agreement dated effective August 28,1996.

     1.08 Facility Line means the line of credit to fund up to two (2) years the aggregate amount of $8,000,000 to the Borrower to construct, purchase or remodel travel centers and to purchase vehicles, computer equipment, and other allowed fixtures and equipment as provided in this Agreement.

     1.09 Governmental Authority means the United States of America and any state government; any political subdivision of any of the foregoing and any agency, department, commission, board, bureau or instrumentality of any of them which now or hereafter exercises jurisdiction over the Borrower.

     1.10 Lease(s) means the individual leases executed by the Borrower to the Bank under the Lease Line in the form(s) used required by the Bank at the time each Lease is executed.

     1.11 Lease Line means the line of credit to fund individual Leases by the Bank to the Borrower, up to the aggregate maximum amount of $2,000,000 upon the requirements and conditions of this Agreement.

     1.12 Loan means the loans from the Bank to the Borrower described in this Agreement, evidenced by the Notes, leases and the other Loan Documents.

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     1.13 Loan  Document(s)  means  this  Agreement,  the  Notes,  and all other documents or instruments executed in connection with or as security for the payment of the Loan or for performance of the Borrower's Obligations under this
Agreement,   or  for  both  such  payment  and  performance  and  all  renewals, extensions, modifications and amendments of any of the foregoing.

     1.14 Note(s) means the promissory notes referred or in the form attached as follows, executed and delivered to the Bank by the Borrower, together with all extensions, amendments, modifications, revisions, replacements, and substitutions thereof permitted by the Bank:

     a.) The  existing  Notes by the  Borrower  to the Bank  listed  on  Exhibit
     1.07(a),

     b.) Individual notes executed by the Borrower to the Bank, in the form required by the Bank, up to the maximum aggregated face amount of $8,000,000 under the $8,000,000 Facility Line,

     c.) The $500,000 "Working Capital Note" in the form attached as Exhibit 1.14(c).

     1.15 Obligations means all obligations of the Borrower:


     a.) To pay the principal of, and interest on, each Note and Lease and any Renewal Note in accordance with their respective terms, now existing or existing in the future, and to satisfy all of its other liabilities to the Bank whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

     b.) To repay to the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for Loan Fees, principal or interest payments to prior secured parties or lienholders, or for taxes or levies; and

     c.) To reimburse the Bank, on demand, for all of the Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the administration, amendment, modification or enforcement of the Loan Documents and any documents evidencing or relating to a Renewal Note, including, without limitation, any proceeding brought or threatened to enforce payment of any of the Obligations.

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


     1.16 Renewal Note means any promissory note or lease executed and delivered by the Borrower to the Bank in connection with a renewal, extension, modification, amendment, revision, replacement or substitution of any Note or leases in accordance with the terms of this Agreement.

     1.17 Working Capital Line means the revolving two (2) year revolving line of credit in the maximum principal amount any one time of $500,000 to fund the Borrower's short term working capital needs.

SECTION 2 - THE LOAN.

     2.01 General Terms. Borrower's obligation to repay the Loan shall be evidenced by the Notes and leases, any Renewal Note, and the other Loan Documents, all of which Borrower shall execute and deliver to the Bank before it may receive any Loan proceeds.

     2.02 Right of Set-off. Collateral includes the Bank's right of set-off against any balance or share belonging to Borrower of any deposit or other account with the Bank, notwithstanding any other security for the Loan.

     2.03 Interest Rates. Interest shall accrue on each Note at the rate or index specified in the Note as established at the time the Note is executed and in accordance with this Agreement. The Bank may, at its option, calculate and charge interest as though each payment is made on the payment due date with principal reductions effective as of the date of receipt.

     2.04 Repayment of Notes and Leases. Each Note and Lease shall be due and payable on the date(s) specified in the Note and Lease and in accordance with the terms thereof. All payments shall be paid directly to the Bank in immediately available funds. Alternatively and at its sole discretion, the Bank may charge any deposit account of Borrower for all or any part of the Obligations due or declared due. The records maintained by the Bank shall be deemed to be evidence of the date of the amount of each payment on each Note or Lease and the other Obligations. Payments may be applied to a Note or Lease in such amounts and in such order or priority as the Bank deems necessary and as provided in the Note or lease.

     2.05 Loan Fees. Borrower shall pay to the Bank fees on the Notes and Leases as follows

     a.) Facility Line fees:

          i) on each Note for construction of a travel center, a fee of 35 basis points (.35%) of the maximum Note amount,

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

          ii) upon completion of construction and conversion of the construction note to an amortation, and for the purchase of an existing travel center, a fee of 35 basis points (.35%) of the maximum Note amount,

          iii) for each Note to finance vehicles, fuel dispensing equipment, computer systems and furniture, fixtures and equipment and for any other allowed purpose, a fee of 25 basis points (.25%) of the maximum Note amount.

     b.) Lease Line fees: a fee of one-half percent (.005%) of the net interest balance (but not less than a minimum fee of $200.00) an each Lease.

     c.) Working Capital Line: a fee of 25 basis points (.25%) of the $500,000.00 face amount of the Working Capital Note.

     d.) Other Fees and Costs: the Borrower will reimburse the Bank for all out-of-pocket costs incurred by the Bank in connection with the preparation of this Agreement including attorneys fees not to exceed $3,000.00.

     2.06 Two Year  Limitation  on Advances  Under the  Facility  Line and Lease
Line: Notwithstanding any later maturity date in any Note or Lease, any requests for funding by the Borrower and any obligation of the Bank to fund advances under the Facility Line or the Lease Line are subject to a two (2) year limitation. Any request to create a Note under the Facility Line or to create a Lease under the Lease Line must be received by the Bank from the Borrower and all necessary Note(s) or Lease(s) and all other Loan or Lease documents necessary to such request must be completed not less than two (2) years from the Closing Date. Funding on an individual Note made prior to the Closing Date may be completed after the Closing date in accordance with the provisions of the Agreement and this Exhibit.

Section 3 - COVENANTS OF THE BORROWER.

     3.01 Affirmative Covenants. So long as any Obligations remain unpaid, the Borrower will, unless the Bank shall otherwise consent in writing:

     a.) Compliance with Laws, Etc. Comply, and cause each of its subsidiaries to comply, in all material respects with (i) all material laws, rules, regulations and orders (including, without limitation, ERISA and all applicable Environmental Laws) and (ii) all other laws, rules, regulations and orders, promptly upon discovery of any non-compliance.

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


     b.) Payment of Taxes, Etc. Pay and discharge, and cause each of its subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property provided, however, that neither the Borrower nor any of its subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

     c.) Maintenance of Insurance. Maintain, and cause each of its subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such subsidiary operates; provided that the Borrower and its subsidiaries may maintain reasonable amount of self insurance consistent with their financial condition and other relevant criteria.

     d.) Preservation of Corporate Existence and Approvals.Preserve and maintain, and cause each of its subsidiaries to preserve and maintain (i) its corporate existence, rights (charter and statutory), franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and causes each of its subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

     e.) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     f.) Performance of other obligations. Perform and observe all of the terms and provisions of all other loans, debts and obligations to all other lenders and creditors.

     g.) Transactions with Affiliates. Conduct, and cause each of its subsidiaries to conduct, all transactions with any of their affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such subsidiary than it would obtain in a comparable arm's-length transaction with a person not an affiliate.

     h.) Total Debt to Net Worth Ratio. Maintain a ratio of consolidated total debt to consolidated total tangible net worth of the Borrower (and any subsidiaries), measured at the end of each fiscal quarter, of not more than
     1.75 to 1.

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


     i.) Debt Coverage Ration. Maintain a ratio of adjusted annual net income to debt service not less than 1.4 to 1 calculated:

          (i) calculated by dividing the sum of annual net income, depreciation, amortization, and interest expense by the sum of the prior year current maturities of long term debt (including Lease obligation) and interest expense.

     j.) Reporting Requirements. Furnish to the Lenders:

          i) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default continuing on the date of such statement, a statement by the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

          ii) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the 10-Q and other related filings submitted by the Borrower to the Securities and Exchange Commission (the "SEC");

          iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual 10-K submitted by the Borrower to the SEC to include all schedules, accounts and opinions notes;

          iv) promptly after the commencement thereof, notice of all actions, suits and proceedings threatened or pending before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, materially affecting the Borrower or any of its subsidiaries;

          v) promptly after the sending or filing thereof, copies of all proxy statements, other financial statements and reports that the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements and other reports or information, that the Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

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

          vi) promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of the Borrower or of any of its subsidiaries with respect to any pending or potential non-compliance with the terms of any other indenture, loan or credit or similar agreement, and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section;

     j.) Visitation Rights. At any reasonable time and from time to time, permit, the Bank (i) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower or any such subsidiary and (ii) to discuss the affairs, finances and accounts of the Borrower and any of its subsidiaries with any of their officers or directors and with their independent certified public accountants.

     l.) Books and Records. Keep, and cause each of its subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such subsidiary in accordance with GAAP.

Section 3.02 Negative Covenants. So long as any obligations remain unpaid, the Borrower will not, without the prior written consent of the Bank:

     a.) Mergers, Etc. Merge with or into or consolidate with or into any other entity , or acquire all or substantially all of the assets of any non-outdoor advertising or non-travel center business or entity, or permit any of its subsidiaries to do so, except that (i) any subsidiary of the Borrower may merge or consolidate with or into or acquire assets of, any other subsidiary of the Borrower and (ii) any of the Borrower's subsidiaries may merge into or dispose of assets to the Borrower; provided, however, that in each case, immediately after giving effect thereto, no Event of Default would exist, and in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

     b.) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its subsidiaries to sell, lease, transfer, or otherwise dispose of, any of its assets (including, without limitation, all or substantially all of its assets, whether in one transaction or a series of related transactions) except (i) in connection with a transaction authorized by this Agreement; and (ii) sell, lease, transfer or other disposition, at less than fair value, or (iii) sale, transfer or disposition of assets, not in excess of the aggregate book value of such assets of $5,000,000 in any calendar year.


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     c.)  Investments  in Other  Entities.  Make or hold,  or permit  any of its subsidiaries to make or hold, any investment in any other entity except in the normal course of business.

     d.) Change in Nature of Business. Except in connection with transactions permitted under Section 3.02(b) and (c) above, make, or permit any of its subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

     e.) Accounting Changes. Make or permit, or permit any of its subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP, or as permitted by GAAP, if the amounts involved are not material.

SECTION 4 - ADVANCES ON LINES.

     Provided no Default exists, provided the Borrower has compiled with and observed all covenants, requirements and conditions of this Agreement, and provided the Borrower is not prohibited from doing so by any Governmental Authority, Borrower may request advances on the various Lines as provided below. The Bank shall have no obligation to make advances, which would cause the aggregate outstanding principal balance of the Notes or the Leases to exceed the applicable maximum loan amount for that Line.

     4.01 Advances under $8,000,000 Facility Line. See disbursement requirements and procedures in Exhibit 4.01 attached.

     4.02 Advances (Leases) under the $2,000,000 Leases Line. See disbursement requirements and procedures in Exhibit 4.02 attached.

     4.03 Advances on $500,000 Working Capital Line. The Working Capital Line is a revolving line of credit on which the Borrower may from time to time request advances. The maximum principal balance, including any requested advance, shall not at any time exceed $500,000. The Borrower shall use proceeds from advances only for its short term working capital needs. Borrower shall rest (pay the entire principal balance of) the Working Capital Line for not less than 30 consecutive calendar days during each year of the two (2) year term of this Line. Interest on the Working Capital Note will be paid upon the terms and rate specified in that Note.

SECTION 5 - COLLATERAL.


     5.01  The  following  liens,   mortgages,   security  interests  and  other
collateral listed, referenced in, or contemplated by this Agreement shall each secure all Obligations of the Borrower to the Bank:

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


     a.) All existing collateral documents and lien interests listed on Exhibit 5.01(a) attached.

     b.) A first real estate  mortgage  (or deed of trust) on the real  property
     and  improvements  for  each  travel  center  constructed,   purchased,  or
     remodeled under the Facility Line.

     c.) A perfected first lien, security interest, and assignment of lessor's rights to payment in all vehicles, equipment, inventory, fixtures and intangibles purchased under the Facility Line.

     d.) All collateral documentation required by the Bank for each Lease under the Leasing Line.

     e.) Insurance coverage and loss payee provisions for all of Borrower's assets which are collateral for the lines, including all vehicles and equipment owned by the Bank and leased to Borrower under the Lease line.

     f.) Any additional collateral which the Borrower grants, pledges, mortgages or assigns to the Bank during the term of the Loans.

SECTION 6 - DEFAULT AND REMEDIES.

     6.01 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

     a.) Failure of Borrower to make any payment on any Note, Lease, or any other Obligations to the Bank within five (5) Business Days after receipt of certified written notice from the Bank.

     b.) Any warranty, representation or statement made or furnished to Bank by or on behalf of Borrower under this Agreement or any Loan Document is false or misleading in any material respect at the time made or furnished.

     c.) This Agreement or any other Loan Document ceases to be in full force and effect.

     d.) Any default by Borrower on any indebtedness to any other lender or default or material non-compliance by the Borrower on any borrowing, obligation, or contractual liability with any third party.

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


     e.) The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     f.) Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, including any garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

     g.) A material adverse change occurs in Borrower's financial condition, or Bank in good faith believes the prospect of payment or performance of the Indebtedness is impaired.

     h.) As to any breach or failure to observe or perform any non-payment condition, requirement or restriction under this Agreement or any other Loan Document when such breach is susceptible to cure, the Borrower fails to cure or remedy such breach within 15 days after receipt of certified written notice from the Bank of such breach.

     i.) Borrower breaches or fails to observe any other term, condition, requirement, or restriction under this Agreement, in any other Loan Document, or in any other agreement with the Bank which is not susceptible to cure.

     6.02 Cessation of Advances and Acceleration. Upon the occurrence of any Event of Default as described in section 6.01, the Bank may forthwith or at any time during such default or events, without notice to the Borrower refuse to make further advances on any Line or Note, or lease and may, independent of such decision, declare the unpaid balance of the Obligations, including all principal and all interest then accrued, to be immediately due and payable; and the Obligations shall become and be immediately due and payable without presentment, notice of protest or other notice of dishonor or of any other kind of notice whatsoever, including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration, all of which are hereby expressly waived by Borrower; and the Bank may immediately enforce its rights under the Loan Documents; and may exercise all rights available to it in law or equity including all rights available under this Agreement or under the other Loan Documents.



SECTION 7 - MISCELLANEOUS.

     7.01 Execution and Form of Documents. Each written instrument required by this Agreement or any of the other Loan Documents to be furnished to the Bank shall be duly executed by the person or persons specified (or where no particular person is specified, by such person as the Bank shall require), duly

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


acknowledged where required by the Bank and, in the case of affidavits and similar sworn instruments, duly sworn to and subscribed before a notary public duly authorized to act in the premises by Governmental Authority; shall be furnished to the Bank in one or more copies as required by the Bank; shall be in such form and of such substance as shall be effective, in the judgment of the Bank, to accomplish the results intended by such instrument; and shall in all respects be in form and substance satisfactory to the Bank and to its legal counsel.

     7.02 Assignment of Loan Proceeds. Borrower irrevocably assigns to the Bank and grants a security interest to the Bank in and to its right, title and interest in:

     a.) All Loan proceeds held by the Bank, whether or not disbursed; and

     b.) All funds deposited by the Borrower with the Bank each under this Agreement or otherwise.

     7.03 Severability. If any item, term or provision contained in the Loan Documents is in conflict, or may hereafter be held to be in conflict with the laws of the United States or the State of New Mexico, as applicable, or any political subdivision of any of them, then only the documents containing such provision shall be affected and it shall be affected only as to such particular item, term or provision and shall in all other respects remain in full force and effect.

     7.04 No Waiver. No course of dealing between the Bank and the Borrower or any guarantor, or any delay on the part of the Bank in exercising any rights hereunder or under the Loan Documents shall operate as a waiver of any rights of the Bank, except to the extent, if any, expressly waived in writing by the Bank.

     7.05 Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in any certificates or other documents or instruments delivered pursuant to this Agreement shall survive the making by the Bank of the Loan and the execution and delivery of the Loan Documents, and shall continue in full force and effect until the Obligations are paid in full.

     7.06 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing, by hand delivery, or certified delivery by commercial courier or the United States Postal Service, received by the respective parties at the following address or such other delivery address as the party designates in writing:

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


If to the Borrower:

BOWLIN Outdoor Advertising & Travel Centers Incorporated
     150 Louisiana Blvd. NE
     Albuquerque, NM 87108
     Attn: Michael L. Bowlin

If to the Bank:

     First Security Bank of New Mexico, N.A.
     P.O. Box 1305
     Albuquerque, NM 87103
     Attn: Commercial Loans, James Bertram, Vice President

     7.07 Modification. This Agreement shall not be changed orally or by course of conduct or dealing but shall be changed only by agreement in writing signed by all parties hereto.

     7.08 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

     7.09 Binding  Effect.  This  Agreement  shall be binding upon the Bank, the
Borrower  and  their  respective   successors,   assigns,   heirs  and  personal
representatives.

     7.10 No Partnership or Joint Venture. Notwithstanding anything to the contrary in the Loan Documents, and notwithstanding any action the Bank takes pursuant to the Loan Documents, the Bank and the Borrower shall not be deemed to be engaged in a partnership or joint venture, nor shall the Bank be deemed to be an agent or principal of the Borrower.

     7.11 Assignment by the Bank. The Loan Documents, each Note, any Renewal Note and the Loan contemplated thereby, may be placed, participated, assigned and/or serviced by the Bank and/or its successors and assigns, and in connection with any of the foregoing, the Bank may retain a portion of the fees or interest paid on the Notes or may receive servicing, brokerage or other fees from the purchaser or participant. Any such placement, participation, assignment or servicing shall be at the Bank's sole option; and the Bank and its successors and assigns shall have no obligations to disclose to the Borrower the receipt, or contemplated receipt, of any such fees, nor shall the Borrower have any claim or right to the same. The Bank shall have the right to disclose and to provide to any prospective purchaser or participant copies of Loan Documents and financial and other information of or about the Borrower.

     7.12 Relation to Other Documents. This Loan Agreement supersedes and replaces all prior agreements, commitments, and understandings between the Bank and the Borrower, written or unwritten, including all previous loan agreements. The provisions of this Agreement are not intended to supersede the provisions of the other Loan Documents, but should be construed as supplemental thereto. However, except as specifically provided herein, if there is any inconsistency between the provisions of this Agreement and the other Loan Documents, this Agreement shall be control.

     7.13 Jurisdiction. Borrower hereby irrevocably agrees that any legal action or proceedings against the Borrower with respect to this Agreement may be brought in the courts of the State of New Mexico or in the U.S. District Court for the District of New Mexico. Borrower hereby consents and attorneys to the jurisdiction of such courts and further consents to the personal jurisdiction of any court located within Bernalillo County, New Mexico, with respect to any lawsuit to enforce the obligations of Borrower under this Agreement. This provision shall not limit the right of the Bank to bring such action or proceedings against the Borrower in the courts of such other states or jurisdictions where the Borrower may be subject to jurisdiction.

     7.14 Governing Law. This Agreement and the Loan Documents have been negotiated, executed and delivered solely within the State of New Mexico. The rights and obligations of the parties under this Agreement and under each of the Loan Documents shall be governed by and construed and interpreted in accordance with the laws of the State of New Mexico.

     7.15 Jury Trial Waiver. In any action, claim, counterclaim, or other proceeding based upon or related in any manner to this Agreement, the Note, or the other Loan Documents, Borrower, the Bank, and all makers, sureties, guarantors of the Note, and this Agreement, together with all successors and assigns of the foregoing, waive the right to a jury demand and to a trial by jury and stipulate that the trier of fact shall be the designated judge in such proceeding and acknowledge and agree that such waiver may significantly limit an important common law, constitutional, and/or statutory right which would be otherwise available.



BANK:                                                BORROWER:
First Security Bank of                      BOWLIN Outdoor Advertising &
New Mexico, N.A.                            Travel Centers Incorporated

By:/s/ James J. Bertram                     By:/s/ Michael L. Bowlin
   --------------------------------            ----------------------------
   James J. Bertram, Vice President            Michael L. Bowlin, President


Executed on: 11/25/97                          11/25/97
             --------                          --------




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